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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Success Bancshares, Inc. of our report dated February 7, 2001 included in the 2000 Annual Report to Shareholders of Success Bancshares, Inc. We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42615) pertaining to the Success Bancshares, Inc. Employee Stock Ownership Plan, 1990, 1992 and 1993 Executive Officer Stock Option Agreements and the 1995 Employee Stock Option Plan of our report dated February 7, 2001, with respect to the consolidated financial statements incorporated herein by reference.

/s/  McGladrey & Pullen, LLP
Schaumburg, Illinois
March 21, 2001